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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                -----------------


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 27, 2003


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                               THE SHAW GROUP INC.

             (Exact name of registrant as specified in its charter)



       LOUISIANA                     1-12227                   72-1106167
(State of Incorporation)      (Commission File Number)      (I.R.S. Employer
                                                         Identification Number)


           4171 ESSEN LANE
        BATON ROUGE, LOUISIANA                                   70809
(Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (225) 932-2500

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

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ITEM 5.      OTHER EVENTS

On February 26, 2003, The Shaw Group Inc. (the "Company") issued a press release announcing that it has received commitments for an aggregate of $250.0 million in borrowing capacity to amend and restate its senior secured credit facility under a credit agreement dated July 14, 2000, as amended and restated as of the date hereof (the "Existing Credit Facility"). The Existing Credit Facility provides for borrowing capacity of up to $350.0 million and expires in July 2003. The Company anticipates that the closing of the amendment and restatement of the Existing Credit Facility (the "Amended Credit Facility") will occur concurrently with the closing of a proposed private placement of senior notes that the Company also announced today.

In the press release, the Company also announced the commencement of a tender offer (the "Tender Offer") to purchase for cash up to $384.6 million in aggregate principal amount at maturity of its outstanding $790 million aggregate principal amount at maturity 20-year, zero coupon, unsecured, convertible debt Liquid Yield Option(TM) Notes (the "LYONs") at prices determined by means of a modified Dutch auction procedure. The LYONs were issued by the Company in May 2001 at an original issue discount basis of $639.23 per $1,000 principal amount at maturity. The Company intends to fund the repurchase of LYONs in the Tender Offer primarily from the net proceeds of the proposed private placement of the senior notes.

The Tender Offer will expire on March 26, 2003 unless the offer is extended by the Company prior to its expiration. The Tender Offer is subject to a number of conditions as described in the Offer to Purchase that the Company filed with the Securities and Exchange Commission on February 26, 2003 as an exhibit to Schedule TO filed in connection with the Tender Offer.

The full text of the Company's press release announcing the Tender Offer, the commitments for the Amended Credit Facility and other matters is set forth below in Item 9, but is not incorporated by reference in this Item 5.

ITEM 9.      REGULATION FD DISCLOSURE

A. INTRODUCTION

On February 26, 2003, the Company issued a press release announcing revised earnings guidance and outlook for fiscal 2003, earnings guidance for fiscal 2004 and other matters set forth in the press release, including the announcement of the Tender Offer and the commitments for the Amended Credit Facility as described above in Item 5. The full text of the Company's press release dated February 26, 2003 announcing the Tender Offer, commitments for the Amended and Restated Credit Facility, revised earnings guidance and outlook for fiscal 2003, earnings guidance for fiscal 2004 and other matters is set forth below in Section C.

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B.  LIMITATION ON INCORPORATION BY REFERENCE

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 9 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 9 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

C. PRESS RELEASE

The following is the text of a press release made by the Company on February 26, 2003:

              SHAW ANNOUNCES TENDER OFFER FOR $384.6 MILLION OF ITS
                          LIQUID YIELD OPTION(TM) NOTES

         COMPANY ALSO RECEIVES COMMITMENTS TO AMEND CREDIT FACILITY AND
                           ANNOUNCES REVISED GUIDANCE



Baton Rouge, Louisiana, February 26, 2003 - The Shaw Group Inc. (NYSE: SGR) ("Shaw" or "the Company") today announced that it has commenced a tender offer (the "Offer") for a portion of its convertible debt securities described below.

Shaw is offering to purchase for cash up to a maximum aggregate principal amount at maturity of $384.6 million (the "Offer Amount") of its Liquid Yield Option(TM) Notes due 2021 (Zero Coupon - Senior) (the "LYONs"), or approximately 49% of the $790 million aggregate principal amount at maturity of outstanding LYONs, at prices determined by a "Modified Dutch Auction" tender offer procedure within the purchase price range of $620 to $650 per $1,000 principal amount at maturity. Shaw has not previously offered to repurchase any of the LYONs.

At the maximum purchase price in the price range for the tender offer, Shaw would pay approximately $250 million to purchase $384.6 million in principal amount of LYONs. Shaw intends to fund the repurchase of LYONs in the tender offer primarily from the net proceeds from a proposed private placement of $250 million in principal amount of senior notes that Shaw announced today.

The Company also announced today that it has achieved its objective of obtaining commitments from its lenders to amend its existing revolving credit facility to extend the term through March

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2006 and to provide for borrowing capacity, including letters of credit, of $250 million. The credit facility and senior notes offering are expected to close simultaneously.

Although the Company will report strong bookings during its second quarter, primarily related to its environmental & infrastructure and nuclear maintenance businesses, the lack of new construction activity in the power generation industry, as well as the interest cost expected from the proposed new senior notes offering, has resulted in the Company revising its previous earnings guidance for fiscal year 2003 to a range of $1.32 to $1.37 per diluted share, from its previous earnings guidance in the range of $1.92 to $2.08 per diluted share. The Company expects revenue for fiscal year 2003 to be in the range of $3.1 to $3.3 billion, comprised of approximately 39% from its environmental and infrastructure segment; 52% from engineering, procurement, construction, and maintenance; and 9% from pipe fabrication and manufacturing.

Excluded from fiscal 2003 diluted earnings per share guidance is any potential gain from the early extinguishment of debt related to the Company's tender for $384.6 million aggregate principal amount of outstanding LYONs.

J. M. Bernhard, Jr., Shaw's Chairman, President and Chief Executive Officer, stated, "We remain very optimistic about the prospects for our environmental and infrastructure, nuclear maintenance and pipe fabrication and manufacturing businesses. While we are experiencing the effects of one of the most extreme downturns in the history of the power generation industry, we are focused on placing our resources where we can receive the most benefit at present, and further believe we will be positioned for a recovery in this sector."

Bernhard continued, "We are aware there have been concerns in the market regarding our liquidity, and we are confident that the transactions announced today will help to alleviate those concerns and provide the necessary guidance to our strategy and path going forward."



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TENDER OFFER

Under the "Modified Dutch Auction" procedure, and subject to the terms and conditions of the Offer, Shaw will accept tendered LYONs in the Offer in the order of the lowest to the highest tender prices specified by tendering holders within the prescribed price range, and will select the single lowest price so specified (the "Purchase Price") that will enable Shaw to purchase the Offer Amount (or, if less than the Offer Amount, all LYONs tendered). Shaw will pay the same Purchase Price for all LYONs that are tendered at or below the Purchase Price, upon the terms and subject to the conditions of the Offer, including the proration terms.

The Offer for the LYONs will expire at 4:00 p.m., Eastern time, on Wednesday, March 26, 2003, unless the Offer is extended. Tendered LYONs may be withdrawn at any time prior to the expiration date.

In the event that the amount of LYONs tendered on or prior to the expiration date for the Offer at or below the Purchase Price exceeds the Offer Amount, then subject to the terms and conditions of the Offer, Shaw will accept for payment such LYONs that are tendered at or below the Purchase Price on a pro rata basis from among the tendered LYONs.

The terms and conditions of the Offer are set forth in Shaw's Offer to Purchase, which is dated February 26, 2003. Subject to applicable law, Shaw may, in its sole discretion, waive any condition applicable to the Offer or extend or terminate or otherwise amend the Offer.

The Offer is not conditioned on a minimum principal amount of LYONs being tendered. The consummation of the Offer for the LYONs is subject to certain conditions, including the successful completion of Shaw's issuance and sale of new senior notes, which are described in the Offer to Purchase.

Credit Suisse First Boston LLC ("CSFB") is acting as dealer manager, D.F. King & Co., Inc. is the



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information agent, and The Bank of New York is the depositary in connection with the Offer. Additional information concerning the terms of the Offer, including all questions relating to the mechanics of the Offer, may be obtained by contacting the information agent at (800) 848-3416 (toll free) or (212) 269-5550 (call collect) or CSFB at (800) 646-4543 (toll free) or (212) 538-4479 (call collect).

This announcement is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities, with respect to any LYONs. The Offer may only be made pursuant to the terms of the Offer to Purchase and the accompanying Letter of Transmittal. You should read the Offer to Purchase and the Letter of Transmittal as they contain important information. Copies of the Offer to Purchase, Letter of Transmittal and related documents may be obtained from the information agent at (800) 848-3416 or (212) 269-5550 and these documents and other documents filed by Shaw are available for free on the SEC'S web site, www.sec.gov.

REVENUE, EARNINGS PER SHARE, EBITDA AND FREE CASH FLOW GUIDANCE

On a quarterly basis, diluted earnings per share for fiscal 2003 are expected to be in the range of $0.29 to $0.31 for the second quarter, $0.29 to $0.31 for the third quarter and $0.31 to $0.33 for the fourth quarter. Previous guidance was in the range of $0.34 to $0.38, $0.51 to $0.55 and $0.67 to $0.71 per diluted share for the second, third and fourth quarters of fiscal 2003, respectively. Quarterly revenue is expected to be in the range of $780 to $850 million for the second quarter, $725 to $800 million for the third quarter and $600 to $670 million for the fourth quarter of fiscal 2003, respectively. The Company previously issued revenue guidance for the second, third and fourth quarters of fiscal 2003 in the range of $620 to $660 million, $650 to $690 million and $760 to $800 million, respectively.

For fiscal 2004, Shaw expects earnings to be in the range of $1.47 and $1.63 per diluted share. Revenue for fiscal year 2004 is expected to be in the range of $2.4 to $2.8 billion, comprised of approximately 51% from its environmental and infrastructure segment; 39% from engineering, procurement, construction, and maintenance; and 10% from pipe fabrication and manufacturing.



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For fiscal years 2003 and 2004, the Company expects its earnings before interest, taxes, depreciation and amortization ("EBITDA") to be in the range of $160 to $170 million and $175 to $190 million, respectively.

Shaw expects to use free cash in a range of $130 to $150 million to fund its working capital needs and other investing activities during fiscal 2003. For fiscal 2004, the Company expects to generate between $90 and $110 million of free cash.

ABOUT THE SHAW GROUP

The Shaw Group Inc. offers a broad range of services to clients in the environmental and infrastructure, power and process industries worldwide. The Company is a leading provider of consulting, engineering, construction, remediation and facilities management services to the environmental, infrastructure and homeland security markets. The Company is also a vertically-integrated provider of comprehensive engineering, consulting, procurement, pipe fabrication, construction and maintenance services to the power and process industries. The Company is headquartered in Baton Rouge, Louisiana with offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region and employs approximately 17,000 people. For more information please visit our website at www.shawgrp.com.

For more information, please contact Christine Mollere, Vice President of Corporate Communications at 225-932-2500.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management "believes," "expects," "anticipates," "plans," or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q, reports and on the Company's web-site under the heading



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"Forward Looking Statement". These documents are also available from the
Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis visit our web site at www.shawgrp.com.
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D.  FORWARD LOOKING INFORMATION

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this Current Report on Form 8-K that are not historical facts (including without limitation statements to the effect that we "believe," "expect," "anticipate," "plan," "intend" or "foresee," and other similar expressions) are forward-looking statements. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those anticipated by us. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions. They are subject to change based upon various factors, including but not limited to the following risks and uncertainties:

         o   changes in the demand for our products and services;

         o changes in general economic conditions, and, specifically, changes in the rate of economic growth in the United States and other major international economies;

         o the presence of competitors with greater financial resources and the impact of competitive products, services and pricing;

         o the cyclical nature of the individual markets in which our customers operate;

         o the financial strength of our customers and their ability to make scheduled payments on their contracts with us;

         o changes in investment by the energy, power and environmental and infrastructure industries;

         o the availability of qualified engineers, professional staff and craft labor needed to execute contracts;

         o   the uncertain timing of awards and contracts;

         o the funding of backlog, including government budget constraints, cost overruns on fixed or unit priced contracts;

         o cost overruns which negatively affect fees to be earned or cost variances to shared on cost-plus contracts;

         o changes in laws and regulations and in trade, monetary and fiscal policies worldwide;

         o   currency fluctuations;

         o the effect of our policies, including but not limited to the amount and rate of growth of our expenses;

         o   the continued availability to us of adequate funding sources;

         o delays or difficulties in the production, delivery or installation of products and the provision of services, including in the ability to recover for changed conditions;

         o   our ability to successfully integrate acquisitions;

         o the protection and validity of patents and other intellectual property; and

         o   various other legal, regulatory and litigation risks.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements contained in this Current Report on Form 8-K whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see Section 14 - "Certain Significant Considerations" of the Offer to Purchase filed as an exhibit to our Schedule TO filed with the SEC on February 26, 2003 relating to the Tender Offer and the "Risk Factors" described in Item 7. - "Management's Discussion and Analysis of Financial Condition and Results of Operations" of our Annual Report on Form 10-K for the fiscal year ended August 31, 2002.

The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the senior notes proposed to be issued. The notes to be offered will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The information contained in this Current Report on Form 8-K is also not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities, with respect to any LYONs. The offer to purchase LYONs may only be made pursuant to the terms of the Company's Offer to Purchase and the accompanying Letter of Transmittal.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE SHAW GROUP INC.
                                        (Registrant)


Date: February 27, 2003                  /s/ GARY P. GRAPHIA
                                        ----------------------------------------
                                        Gary P. Graphia
                                        Secretary and General Counsel